Exhibit (14)(b)


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" and "Other Service Providers" in the combined Prospectus/Proxy Statement and the incorporation by reference in this Registration Statement (Form N-14) (File No. 333-XXXXXX) of the Gabelli Woodland Small Cap Value Fund, a series of Gabelli Equity Series Funds, Inc., of our report dated November 12, 2004, included in the 2004 Annual Report to shareholders.


                                             /s/ Ernst & Young LLP



New York, New York
April 22, 2005